UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2005

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue, Alameda, California

94501

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 15, 2005, BioWorld® Today, a daily biotechnology newspaper, published an article about Xenogen Corporation (“Xenogen”, “we”, “us” or “our”). The article included quotes from our President. Some of the quotes include information that is not contained in our filings with the Securities and Exchange Commission.

The following quote appears in the third paragraph of the article: “This year, we saw that we had the potential to become profitable in 2006.” We wanted to clarify that statement to confirm that our current expectation is that we could be profitable on a quarterly basis as early as the fourth quarter of 2006; however, we also currently expect an annual net loss for fiscal 2006.

The above profitability timetable statement, and other similar forward-looking statements in the article, including statements relating to the impact of the financings on our growth rate and our growth rate going forward, are based on our current operating plan, expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in such forward-looking statements due to the risks and uncertainties inherent in our business. For a discussion of the risks and uncertainties that could impact our financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2005 filed with the Securities and Exchange Commission on August 15, 2005. We are under no obligation to (and specifically disclaims any such obligation to) update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION

Date: August 16, 2005	By:	/s/ WILLIAM A. ALBRIGHT, JR.
William A. Albright, Jr. Senior Vice President, Finance and Operations, and Chief Financial Officer